March 3, 2003
To the Shareholders of Telkom SA Limited
We  are aware of the inclusion in this Registration Statement on Form F-1 (Form F-1
No. 333-102834) and related prospectus of Telkom SA Limited dated March 3, 2003, of our report dated December 12, 2002 relating to the unaudited condensed consolidated interim financial statements of Telkom SA Limited for the six-month periods ended
September 30, 2002 and 2001.
Ernst & Young
Registered Accountants and Auditors
Chartered Accountants (SA)
Pretoria,
South Africa